UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-189057-01	94-2969738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2014, Retail Opportunity Investments Partnership, LP (the “Issuer”) launched and priced a registered underwritten public offering of $250.0 million aggregate principal amount of 4.000% Senior Notes due 2024 (the “Notes”), fully and unconditionally guaranteed by Retail Opportunity Investments Corp. (the “Company”). The Notes were sold pursuant to the Company’s and the Issuer’s effective shelf registration statement on Form S-3ASR (File Nos. 333-189057 / 333-189057-01) filed on June 3, 2013 and the related prospectus dated June 3, 2013, as supplemented by the prospectus supplement dated November 18, 2014. The Notes are governed by the Indenture, dated as of December 9, 2013 (the “Base Indenture”) by and among the Company, the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as will be supplemented by a supplemental indenture, which will be dated on or about the date of closing, by and among the Issuer, the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes pay interest semi-annually on June 15 and December 15, commencing on June 15, 2015, at a rate of 4.000% per annum, and mature on December 15, 2024, unless redeemed earlier by the Issuer. The Notes are the Issuer’s senior unsecured obligations that rank equally in right of payment with the Issuer’s other unsecured indebtedness, and effectively junior to (i) all of the indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the Issuer’s subsidiaries, and (ii) all of the Issuer’s indebtedness that is secured by the Issuer’s assets, to the extent of the value of the collateral securing such indebtedness outstanding. The Company will fully and unconditionally guarantee the Issuer’s obligations under the Notes on a senior unsecured basis, including the due and punctual payment of principal of, and premium, if any, and interest on, the notes, whether at stated maturity, upon acceleration, notice of redemption or otherwise. The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other senior unsecured indebtedness of the Company. The Company’s guarantee of the Notes will be effectively subordinated in right of payment to all liabilities, whether secured or unsecured, and any preferred equity of its subsidiaries (including the Issuer and any entity the Company accounts for under the equity method of accounting).

In connection with the issuance and sale of the Notes, the Issuer and the Company entered into an Underwriting Agreement, dated November 18, 2014, among the Issuer, the Company, U.S. Bancorp Investments, Inc., Jefferies LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”). The offering is scheduled to close on December 3, 2014, subject to specified closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 18, 2014, by and among Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp., U.S. Bancorp Investments, Inc., Jefferies LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC and each of the other Underwriters named in Schedule A thereto.

4.1	Indenture, dated as of December 9, 2013 by and among Retail Opportunity Investments Partnership, LP, Retail Opportunity Investments Corp. and Wells Fargo Bank, National Association. (Incorporated by reference to the Company’s current report on Form 8-K filed on December 9, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: November 24, 2014	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer